FORM OF LETTER AGREEMENT

AMG Funds

[                    ], 2014

AMG Distributors, Inc.

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attn: Jeffrey T. Cerutti, President

Re:	Amended and restated Distribution Agreement between AMG Distributors, Inc. (formerly known as Managers Distributors, Inc.) and AMG Funds (formerly known as Managers AMG Funds), dated as of December 4, 2009

Ladies and Gentlemen:

AMG Funds (the “Trust”) hereby notifies you that it is creating a new series to be named AMG Yacktman Special Opportunities Fund, and that the Trust desires AMG Distributors, Inc. (“AMGDI”) to provide distribution services with respect to such Fund pursuant to the terms and conditions of the Amended and Restated Distribution Agreement between the Trust and AMGDI dated December 4, 2009, as amended from time to time (the Distribution Agreement”). Attached as Schedule A is an amended and restated Appendix A to the Distribution Agreement.

Please acknowledge your agreement to provide the services contemplated by the Distribution Agreement to AMG Yacktman Special Opportunities Fund and your Agreement to amend the Distribution Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely, AMG Funds

By:
Name: Donald S. Rumery
Title: Treasurer, Chief Financial Officer And Principal Financial Officer

ACKNOWLEDGE AND ACCEPTED

AMG Distributors, Inc.

By:
Name: Jeffrey T. Cerutti
Title: President
Date: [ ], 2014

Schedule A

AMENDED AND RESTATED APPENDIX A

AMG Managers Essex Small/Micro Cap Growth Fund

AMG GW&K Municipal Bond Fund

AMG GW&K Municipal Enhanced Yield Fund

AMG GW&K Small Cap Core Fund

AMG Renaissance International Equity Fund

AMG Renaissance Large Cap Growth Fund

AMG Managers Skyline Special Equities Fund

AMG Systematic Mid Cap Value Fund

AMG Systematic Large Cap Value Fund

AMG TimesSquare International Small Cap Fund

AMG TimesSquare Mid Cap Growth Fund

AMG TimesSquare Small Cap Growth Fund

AMG Trilogy Emerging Markets Equity Fund

AMG Trilogy Global Equity Fund

AMG Trilogy International Small Cap Fund

AMG Yacktman Focused Fund

AMG Yacktman Fund

AMG Yacktman Special Opportunities Fund